UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84048
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Third Amendment to Amended and Restated Credit Agreement

As previously disclosed, on January 23, 2024, Purple Innovation, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”), entered into an amended and restated credit agreement with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell” and together with CCP, the “Coliseum Lenders”) and other lenders (collectively, the “Lenders”) and CSC Delaware Trust Company, as administrative agent, which was amended on March 12, 2025, and May 2, 2025 (as amended, the “Amended and Restated Credit Agreement”).

On March 24, 2026, the Loan Parties entered into a Third Amendment to the Amended and Restated Credit Agreement (the “Third Amendment”) with the Lenders, which (i) revised the maturity date under the Amended and Restated Credit Agreement from December 31, 2026, to April 30, 2027 and (ii) waived the requirement, and related events of default, that the Company’s financial statements for the fiscal year ending December 31, 2025 be delivered without being subject to any “going concern” qualification. In connection with the Third Amendment, the Loan Parties agreed to pay to the Lenders an amendment fee in the aggregate amount of approximately $1.6 million, equal to 1.25% pro rata based on each Lender’s outstanding principal amount (the “Amendment Fee”). Of the Amendment Fee, approximately $1.3 million is payable-in-kind by adding such amount to such Coliseum Lenders’ outstanding principal amount. The remaining approximately $346,000 of the Amendment Fee was paid in cash. In connection with the Third Amendment, the Loan Parties also agreed to reimburse the Coliseum Lenders for certain expenses in the amount of approximately $253,000, payable in cash.

The representations, warranties and covenants contained in the Third Amendment were made only for purposes of the Third Amendment and as of specific dates; are solely for the benefit of the parties to the Third Amendment; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Lenders or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or the Lenders. Accordingly, investors should read the representations and warranties in the Third Amendment not in isolation but only in conjunction with the other information about the Company or the Lenders and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 31, 2026, Purple Innovation, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and calendar year ended December 31, 2025. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The press release furnished herewith in Exhibit 99.1 contains non-GAAP financial measures. Management believes non-GAAP financial measures assist management and investors in evaluating and comparing period-to-period results and projections in a more meaningful and consistent manner. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the press release.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure under Item 1.01 above describing the Third Amendment which amends the Amended and Restated Credit Agreement is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2026, by and among the Loan Parties and the Lenders.
99.1	Press Release dated March 31, 2026, regarding financial results for the fourth quarter and calendar year ended December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2026	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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